UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 31, 2017

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 - 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2018, Potash Corporation of Saskatchewan Inc. (the “Company”) and Agrium Inc. (“Agrium”) completed the previously announced merger of equals transaction pursuant to the Arrangement Agreement, dated September 11, 2016 (the “Arrangement Agreement”), between the Company and Agrium. Effective as of January 1, 2018, each of the Company and Agrium became a wholly owned subsidiary of Nutrien Ltd. (“Nutrien”), which was formed to manage and hold the combined businesses of the Company and Agrium as a result of the transactions under the plan of arrangement under the Canada Business Corporations Act, involving, among others, Nutrien, the Company and Agrium (the “Arrangement”).

The information set forth in Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The foregoing description of the Arrangement Agreement, the Arrangement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2016.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Arrangement, the Company (i) notified the New York Stock Exchange (the “NYSE”) that, upon consummation of the Arrangement, trading in the common shares of the Company (the “Company Shares”) should be suspended and the listing of the Company Shares on the NYSE should be removed and (ii) requested that, upon consummation of the Arrangement, the NYSE file with the SEC a notification of removal from listing on Form 25 to effect the delisting and deregistration of the Company Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Trading in the Company Shares on the NYSE was suspended prior to market open on January 2, 2018.

In addition, the Company intends to file with the SEC a Form 15 requesting termination of registration of the Company Shares under Section 12(g) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Arrangement, and subject to the terms and conditions of the Arrangement Agreement and the plan of arrangement, the Company Shares will be deemed transferred to Nutrien in exchange for the right to receive common shares of Nutrien (“Nutrien Shares”) at a ratio of 0.4 Nutrien Shares for each Company Share (the “Exchange Ratio”). In addition, each outstanding equity incentive award of the Company, whether or not vested, was assumed or replaced by Nutrien after the effective time of the Arrangement based on the Exchange Ratio. Nutrien also assumed, after the effective time of the Arrangement, the obligations in respect of awards under the Company’s incentive compensation plans. Under the Arrangement, no fractional Nutrien Shares were issued. In lieu of any fractional Nutrien Shares, the person otherwise entitled to a fractional interest in a Nutrien Share received, or shall receive, a cash amount determined by reference to the volume weighted average trading price of Nutrien Shares on the Toronto Stock Exchange on the first five trading days on which such shares trade on such exchange following the effective time of the Arrangement. Any certificate formerly representing Company Shares not duly surrendered on or before the day that is three years less one day from the effective time of the Arrangement shall cease to represent a claim by or interest of any kind or nature against or in any of Nutrien or the Company. At such time, any and all consideration to which such former holder was entitled shall be deemed to have been surrendered to Nutrien or the Company, as applicable.

The foregoing description of the rights of holders of Company Shares and of equity-based and other incentive awards under the Arrangement Agreement, the Arrangement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2016.

Item 5.01	Changes in Control of Registrant.

At the effective time of the Arrangement, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Nutrien, with Nutrien owning 100% of the Company Shares.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Arrangement, Donald Chynoweth, C. Steven Hoffman and Zoe Yujnovich resigned as directors of the Company effective as of January 1, 2018.

Also in connection with the Arrangement, Stephen Dowdle, the Company’s President, PCS Sales, will be departing the Company on or around the end of January 2018. The Company will provide Mr. Dowdle with a formal separation agreement that captures the entitlements in his change in control agreement shortly following the closing of the Arrangement and expectations regarding his transition responsibilities.

In addition, in connection with the Arrangement, the Company entered into Amending Agreements on December 31, 2017 (the “Change in Control Amending Agreements”) with Joseph Podwika and Raef Sully to amend each officer’s previously disclosed Change in Control Agreements (as so amended, the “Amended Change in Control Agreements”) to (1) extend the period in which such officer may give notice of a “good reason” event thereunder from 30 days following knowledge of such event to the later of such date and 12 months after the closing of the Arrangement and (2) provide that a termination for “good reason” under the Amended Change in Control Agreements will also be a termination for “good reason” for purposes of the officer’s outstanding Company equity awards (subject to certain tax-related modifications for officers who are United States taxpayers as set forth in the Change in Control Amending Agreements).

Also on December 31, 2017, the Company entered into an Amending Agreement (the “Tilk Amending Agreement”) with Jochen Tilk to amend his previously disclosed employment agreement (as so amended, the “Amended Employment Agreement”) to (1) extend the period in which Mr. Tilk may give notice of a “good reason” event thereunder from 30 days following the occurrence of such event to the later of such date and 12 months after the closing of the Arrangement and (2) provide that if a change in control occurs and either the Company terminates Mr. Tilk’s employment without just cause within two years following the change in control or Mr. Tilk terminates his employment following the occurrence of a good reason, the full amount of any outstanding Company equity awards will vest and become exercisable, if applicable, in whole or in part.

The foregoing description of the Change in Control Amending Agreements and the Tilk Amending Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Change in Control Amending Agreements and the Tilk Amending Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. Except as described herein, the terms of the Amended Change in Control Agreements and the Amended Employment Agreement are materially consistent with the original terms of such agreements as previously disclosed.

Item 7.01	Regulation FD Disclosure.

On January 2, 2018, the Company and Agrium issued a joint press release announcing the completion of the Arrangement. A copy of the joint press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

Prior to the completion of the Arrangement, the Company was a foreign private issuer in the United States that historically voluntarily filed annual and periodic reports with the SEC on U.S. domestic issuer forms. Following the filing of this Current Report on Form 8-K with the SEC, Nutrien as the successor registrant to the Company will file with the SEC the reports that it files and submits to certain Canadian securities regulatory authorities under the Multijurisdictional Disclosure System (“MJDS”). Any reports that the Company files with the SEC in connection with Nutrien becoming a successor registrant will also be on MJDS forms.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

2.1	Arrangement Agreement, dated September 11, 2016, between Potash Corporation of Saskatchewan Inc. and Agrium Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Potash Corporation of Saskatchewan Inc. filed on September 12, 2016).

10.1	Form of Amending Agreement, between Potash Corporation of Saskatchewan Inc. and certain executives, effective December 31, 2017.

10.2	Amending Agreement, between Potash Corporation of Saskatchewan Inc. and Jochen Tilk, effective December 31, 2017.

99.1	Joint Press Release, dated January 2, 2018, issued by Potash Corporation of Saskatchewan Inc. and Agrium Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Robert A. Kirkpatrick
Name:	Robert A. Kirkpatrick
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Dated: January 2, 2018

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